Consent of Independent Registered Public Accounting Firm

Rose Rock Midstream, L.P.

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Rose Rock Midstream, L.P., for the registration of common units representing limited partner interests, of (i) our report dated February 29, 2012, relating to the consolidated financial statements of Rose Rock Midstream, L.P. appearing in Rose Rock Midstream, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2011; (ii) our report dated February 5, 2013, relating to the financial statements of SemCrude Pipeline, L.L.C., which appear in Rose Rock Midstream, L.P.’s Current Report on Form 8-K/A dated January 8, 2013; and (iii) our report dated February 29, 2012, relating to the financial statements of White Cliffs Pipeline, L.L.C, which appear in Rose Rock Midstream, L.P.’s Current Report on Form 8-K/A dated January 8, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

February 5, 2013